COLUMBIA FUNDS SERIES TRUST I

AMENDMENT NO. 2 TO THE

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust I (the “Trust”), dated August 10, 2005, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, to change or to abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust; and

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust to correct inconsistent provisions.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the following amendment to said Declaration of Trust:

1. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Adaptive Retirement 2020 Fund

Columbia Adaptive Retirement 2025 Fund

Columbia Adaptive Retirement 2030 Fund

Columbia Adaptive Retirement 2035 Fund

Columbia Adaptive Retirement 2040 Fund

Columbia Adaptive Retirement 2045 Fund

Columbia Adaptive Retirement 2050 Fund

Columbia Adaptive Retirement 2055 Fund

Columbia Adaptive Retirement 2060 Fund

Columbia Adaptive Risk Allocation Fund

Columbia Alternative Beta Fund

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund

Columbia AMT-Free Intermediate Muni Bond Fund

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund

Columbia AMT-Free New York Intermediate Muni Bond Fund

Columbia AMT-Free Oregon Intermediate Muni Bond Fund

CMG Ultra Short Term Bond Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia California Tax-Exempt Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Disciplined Small Core Fund

Columbia Diversified Absolute Return Fund

Columbia Diversified Real Return Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Dividend Opportunity Fund

Columbia Global Energy and Natural Resources Fund

Columbia Global Technology Growth Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Large Cap Growth Fund

Columbia Mid Cap Growth Fund

Columbia Multi-Asset Income Fund

Columbia New York Tax-Exempt Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Solutions Aggressive Portfolio

Columbia Solutions Conservative Portfolio

Columbia Strategic Income Fund

Columbia Tax-Exempt Fund

Columbia Total Return Bond Fund

Columbia U.S. Social Bond Fund

Columbia U.S. Treasury Index Fund

Multi-Manager Alternative Strategies Fund

Multi-Manager Directional Alternative Strategies Fund

Multi-Manager Growth Strategies Fund

Multi-Manager International Equity Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Total Return Bond Strategies Fund

Shares of each Series established in this Section 6 shall have the following rights and_ preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

2. Section 9 of Article VIII is hereby amended by replacing the text with the following:

The address of the Trust is 225 Franklin Street, Boston, Massachusetts 02110. The address of each of the Trustees is 225 Franklin Street, Boston, Massachusetts 02110.

The foregoing amendment is effective as of December 13, 2017.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 2 to the Declaration of Trust on December 13, 2017.

/s/ Douglas A. Hacker	/s/ John J. Neuhauser
Douglas A. Hacker	John J. Neuhauser

/s/ Janet L. Carrig	/s/ Patrick J. Simpson
Janet L. Carrig	Patrick J. Simpson

/s/ Nancy Lukitsh	/s/ William F. Truscott
Nancy T. Lukitsh	William F. Truscott

/s/ Anne-Lee Verville
David M. Moffett	Anne-Lee Verville

/s/ Charles R. Nelson
Charles R. Nelson

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109